                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section  240.14a-12

                                  ZONAGEN, INC.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     -----------------------------------------------------------------------
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)     Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

       2)     Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------

       4)     Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

       5)     Total fee paid:

              ------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:

       2)     Form, Schedule or Registration Statement No.:

       3)     Filing Party:

       4)     Date Filed:

                                  ZONAGEN, INC.
                        2408 TIMBERLOCH PLACE, SUITE B-4
                           THE WOODLANDS, TEXAS 77380



                                                      May 31, 2001


TO OUR STOCKHOLDERS:

       You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Zonagen, Inc. to be held on Tuesday, July 10, 2001, at 11:00 a.m., Central Daylight Time, at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas. A Notice of the Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

       We encourage you to read the Notice of the Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. Your participation in the Company's business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope.

        We look forward to seeing you on July 10, 2001.


                                        Sincerely,

                                        /s/ Joseph S. Podolski

                                        Joseph S. Podolski
                                        President and Chief Executive Officer

                           NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS
                            TO BE HELD JULY 10, 2001


To the Stockholders of Zonagen, Inc.:

         The Annual Meeting of Stockholders (the "Annual Meeting") of Zonagen, Inc. (the "Company") will be held on Tuesday, July 10, 2001, at 11:00 a.m., Central Daylight Time, at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, for the following purposes:

                  1. To elect a board of five directors of the Company, each to serve until the Company's next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

                  2. To ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending December 31, 2001; and

                  3. To act on such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of record at the close of business on May 25, 2001 will be entitled to notice of and to vote at the Annual Meeting.

         It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person.

                                        By Order of the Board of Directors,

                                        /s/ Louis Ploth

                                        Louis Ploth
                                        Secretary

The Woodlands, Texas
May 31, 2001

                                  ZONAGEN, INC.
                        2408 TIMBERLOCH PLACE, SUITE B-4
                           THE WOODLANDS, TEXAS 77380

                                   ----------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS


                            TO BE HELD JULY 10, 2001



                    SOLICITATION AND REVOCABILITY OF PROXIES

         The accompanying Proxy is solicited by the Board of Directors of Zonagen, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, July 10, 2001 (the "Annual Meeting"), at 11:00 a.m., Central Daylight Time, at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) of the Annual Meeting. If the accompanying Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the Proxy confers discretionary authority to the persons named in the Proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.

         Each stockholder of the Company has the unconditional right to revoke his Proxy at any time prior to its exercise, either in person at the Annual Meeting or by written notice to the Company addressed to Secretary, Zonagen, Inc., 2408 Timberloch Place, Suite B-4, The Woodlands, Texas 77380. No revocation by written notice will be effective unless such notice has been received by the Secretary of the Company prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

         The principal executive offices of the Company are located at 2408 Timberloch Place, Suite B-4, The Woodlands, Texas 77380. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy are being mailed to the Company's stockholders on or about May 31, 2001.

         In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or the Internet. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

         ALL COSTS OF PREPARING, PRINTING, ASSEMBLING AND MAILING THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THIS PROXY STATEMENT, THE ENCLOSED FORM OF PROXY AND ANY ADDITIONAL MATERIALS, AS WELL AS THE COST OF FORWARDING SOLICITATION MATERIALS TO THE BENEFICIAL OWNERS OF STOCK AND ALL OTHER COSTS OF SOLICITATION, WILL BE BORNE BY THE COMPANY.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's stockholders will be asked to consider and act on the following matters:

                  1. The election of a board of five directors of the Company, each to serve until the Company's next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

                  2. A proposal to ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending December 31, 2001; and

                  3. Such other business as may properly come before the Annual Meeting or any adjournments thereof.

                                QUORUM AND VOTING

         The close of business on May 25, 2001 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the Record Date, the Company had issued and outstanding 11,331,856 shares of the Company's common stock, par value $.001 share (the "Common Stock").

         Each stockholder of record of Common Stock will be entitled to one vote per share on each matter that is called to vote at the Annual Meeting. Shares of Common Stock may not be voted cumulatively.

         The presence, either in person or by proxy, of holders of shares representing a majority of the Common Stock entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. A plurality vote is required for the election of directors. Accordingly, if a quorum is present at the Annual Meeting, the five persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors. All other matters to be voted on will be decided by the vote of the holders of shares representing a majority of the votes present or represented at the Annual Meeting and entitled to vote on such matter. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on such vote.

         All Proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. Any Proxy given by a stockholder may be revoked at any time before it is exercised by the stockholder (i) filing with the Secretary of the Company an instrument revoking it, (ii) executing and returning a Proxy bearing a later date or (iii) attending the Annual Meeting and expressing a desire to vote his shares of Common Stock in person. Votes will be counted by Computershare Investor Services, LLC, the Company's transfer agent and registrar.

                               PROPOSAL NUMBER 1:
                              ELECTION OF DIRECTORS

         The Board of Directors has nominated and urges you to vote for the election of the five nominees identified below, who have been nominated to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each of the nominees listed below is a member of the Company's present Board of Directors. Proxies solicited hereby will be voted for all nominees unless stockholders specify otherwise in their Proxies.

         If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the Proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES FOR ELECTION AS DIRECTORS

         The names of the nominees for election as directors, and certain additional information with respect to each of them, are set forth below.

                                                                                                      YEAR FIRST
                                                                                                        BECAME
             NAME                     AGE                   POSITION WITH THE COMPANY                  DIRECTOR
             ----                     ---                   -------------------------                 ----------

Martin P. Sutter............           45                      Chairman of the Board                     1987
Joseph S. Podolski..........           53              President and Chief Executive Officer             1992
                                                                   and Director
Lloyd M. Bentsen, III.......           56                            Director                            2000
Steven Blasnik..............           43                            Director                            1990
Timothy McInerney...........           40                            Director                            1996

         Martin P. Sutter. Mr. Sutter, a co-founder of the Company, has served as Chairman of the Board of Directors since December 1987. Since July 1988, Mr. Sutter has been the Managing General Partner of The Woodlands Venture Partners, L.P., a venture capital firm based in Montgomery, Texas, and the General Partner of The Woodlands Venture Fund, L.P. Since June 1998, Mr. Sutter has been managing director of Essex Woodlands Health Ventures, L.L.C. Mr. Sutter is a director of Aronex Pharmaceuticals, Inc., a biotechnology company based in The Woodlands, Texas and several private health-care related companies. He has a B.S. degree from Louisiana State University and an M.B.A. from the University of Houston.

         Joseph S. Podolski. Mr. Podolski joined the Company in 1989 as Vice President of Operations and has served as President and Chief Executive Officer of the Company and as a director since 1992. Prior to joining the Company, Mr. Podolski spent twelve years in various engineering, product development and manufacturing positions at G.D. Searle, a subsidiary of Monsanto Company. Before joining Monsanto, Mr. Podolski held positions in manufacturing, engineering, quality control and development of fine chemicals, antibiotics, pharmaceuticals and hospital products with Abbott Laboratories, Dearborn Chemical Company and Baxter Pharmaceuticals. Mr. Podolski holds a M.S. in chemical engineering from the Illinois Institute of Technology.

         Lloyd M. Bentsen, III. Mr. Bentsen has been a Director of the Company since June 2000. Mr. Bentsen is a general partner and co-founder of Triad Ventures, a group of venture capital funds with over $50 million of capital that seeks to invest in Texas-based emerging growth companies. Prior to founding his venture capital firm in 1979, Mr. Bentsen spent ten years with Rotan Mosle, Inc., a regional investment banking firm, as a member of the corporate finance department. Mr. Bentsen is also on the board of directors of Stewart Information Services Corporation, one of the largest title insurance companies in the United States and traded on the New York Stock Exchange. Mr. Bentsen is a graduate of Princeton University with an M.B.A. from Stanford University.

         Steven Blasnik. Mr. Blasnik has served as a Director of the Company since April 1990. Since 1987, Mr. Blasnik has been employed by the Perot Group and is currently President of Perot Investments, Inc., an investment firm owned by Ross Perot. He is also a director of Perot Systems Corporation. From 1983 to 1987, Mr. Blasnik was an attorney at Hughes & Luce in Dallas, Texas. Mr. Blasnik has a B.S.E. from Princeton University and a J.D. from Harvard Law School.

         Timothy McInerney. Mr. McInerney has served as a Director of the Company since December 1996. Since 1992, Mr. McInerney has been a Managing Director of Paramount Capital, Inc. where he oversees the overall distribution of Paramount's private equity product. Prior to 1992, Mr. McInerney was a research analyst focusing on the biotechnology industry at Ladenburg, Thalman & Co., and he held equity sales positions at Bear, Stearns & Co. and Shearson Lehman Brothers, Inc. Mr. McInerney also has worked in sales and marketing for Bristol-Myers Squibb. He received his B.S. in pharmacy from St. John's University at New York. He also completed a post-graduate residency at the New York University Medical Center in drug information systems.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

DIRECTORS' MEETINGS AND COMPENSATION

         The Company's operations are managed under the broad supervision of the Board of Directors, that has ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 2000, the Board of Directors convened on four regularly scheduled occasions and took certain additional actions by unanimous written consent in lieu of meetings. All directors attended at least 75% of the meetings held by the Board and any committee of the Board on which he served during his tenure in 2000.

         Employee directors do not receive additional compensation for service on the Board of Directors or its committees. The Company reimburses each non-employee director for travel expenses incurred in connection with attendance at Board meetings. For board meetings attended in person, certain non-employee directors receive $1,000.00 per meeting in cash, stock awards, or options. Employee directors are eligible to participate in the Company's 1994 Employee and Consultant Stock Option Plan and the Amended and Restated 1993 Employee and Consultant Stock Option Plan (the "Incentive Plans"). Non-employee directors are entitled to participate in the Company's 2000 Non-employee Directors' Stock Option Plan (the "2000 Director Plan").

         The Board terminated the 1996 Non-employee Directors' Stock Option Plan (although all options previously granted will remain outstanding pursuant to their original terms) in connection with the approval of the 2000 Director Plan.

         Under the 2000 Director Plan, (i) each non-employee director who is first elected to the Board is entitled to receive an option to purchase 40,000 shares of Common Stock on the date on which he first becomes a non-employee director, and (ii) each non-employee director in office on the date of the Company's annual meeting of stockholders will receive an option to purchase 5,000 shares of Common Stock effective on such date. Additionally under the 2000 Director Plan, the chairman of the board who is first elected to the Board is entitled to receive an option to purchase 10,000 shares of Common Stock on the date on which he first becomes chairman, and the chairman in office on the date of the Company's annual meeting of stockholders will receive an option to purchase 10,000 shares of Common Stock effective on such date. Each non-employee director in office on the date of the adoption of the 2000 Director Plan was granted an option to purchase 40,000 shares of Common Stock on such date, and the chairman of the board in office on the date of the adoption of the 2000 Director Plan was granted an option to purchase 10,000 shares of Common Stock on such date. In 2000, the Company granted options to acquire an aggregate of 210,000 shares of Common Stock to non-employee directors under the 2000 Director Plan. In March 2000, the Board of Directors approved paying each non-employee director $1,000.00 per meeting attended in person, payable in cash, stock awards or options, at the director's discretion. During 2000, the Company paid $2,000.00 to one director, issued stock awards totaling 2,034 shares of Common Stock to two directors, and granted options to purchase Common Stock totaling 1,419 to one director, for the attendance of board meetings in person.

BOARD COMMITTEES

         Pursuant to delegated authority, various Board functions are discharged by the standing committees of the Board. The Board of Directors has appointed four principal standing committees: the Executive Committee, the Compensation and Option Committee, the Nominating Committee and the Audit Committee. The Board of Directors has also appointed a subcommittee of the board to manage efforts relating to a potential strategic transaction. The subcommittee of the board, currently comprised of Messrs. Bentsen, Chairman and Blasnik, review and screen potential candidates for a strategic transaction, together with the Board of Directors and management of the Corporation, and conduct regular weekly and/or biweekly meetings with each other and Deutsche Banc Alex. Brown. The subcommittee convened 13 times in 2000. The Executive Committee, currently comprised of Messrs. Sutter and Podolski, is authorized to exercise, to the extent permitted by law, the power of the full Board of Directors when a meeting of the full Board is not practicable or necessary. The Executive Committee convened once in 2000. The Compensation and Option Committee, currently comprised of Messrs. Blasnik and McInerney, selects the employees to whom stock options are to be granted, determines the terms and conditions provided for in each option grant and reviews and recommends to the Board of Directors the amount of compensation to be paid to officers of the Company. The Compensation and Option

Committee convened on four occasions in 2000 and took certain additional actions by unanimous written consent in lieu of meetings. The Nominating Committee is currently comprised of Messrs. Sutter and Podolski, and did not meet during 2000. The Audit Committee, currently comprised of Messrs. Bentsen, Blasnik and McInerney, provides assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices, recommends to the Board of Directors the engagement by the Company of its independent public accountants, approves services performed by the Company's independent public accountants, including fee arrangements and the range of audit and non-audit services, maintains a direct line of communication between the Board of Directors and the Company's independent public accountants and performs such other functions as may be prescribed with respect to audit committees under applicable rules, regulations and policies of The Nasdaq Stock Market, Inc. The Audit Committee meets quarterly and convened on four occasions in 2000.

         As required by Nasdaq Stock Market and Securities and Exchange Commission (the "Commission") rules regarding audit committees, the Board of Directors has reviewed the qualifications of its Audit Committee and has determined that none of the current members of the Audit Committee have a relationship with the Company that might interfere with the exercise of their independence from the Company or its management.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee includes three directors who are independent, as defined by the standards of the Nasdaq Stock Market. The Audit Committee assists the Board in overseeing matters relating to the Company's accounting and financial reporting practices, the adequacy of its internal controls and the quality and integrity of its financial statements. On May 23, 2000, the Audit Committee adopted, and the Board of Directors ratified, a new Audit Committee Charter which is attached hereto as Appendix A.

         The Audit Committee met four times during the year ended December 31, 2000. Also, the Audit Committee Chairman, on behalf of the Audit Committee, reviewed with management and the independent auditors the interim financial information included in the Company's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2000 prior to their being filed with the Commission.

         The independent auditors provided the Audit Committee with a written statement describing all the relationships between the Company and its auditors that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

         The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees."

         With and without management present, the Audit Committee discussed and reviewed the results of the independent auditors' examination of the Company's December 31, 2000 financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit and disagreements, if any, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

         The Audit Committee reviewed the Company's audited financial statements as of and for the year ended December 31, 2000, and discussed them with management and the independent auditors. Based on such review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Commission.

FEES PAID TO PRINCIPAL ACCOUNTING FIRM

         The following table sets forth the aggregate fees billed to the Company by its principal accounting firm, Arthur Andersen LLP, for the fiscal year ended December 31, 2000:

         Audit Fees                                            $ 83,800
         Financial Information Systems
             Design and Implementation Fees                           0
         All Other Fees                                          22,900
                                                               --------
                  Total Fees                                   $106,700

         The Audit Committee has considered whether the provision of the services reflected under "All Other Fees" above might affect Arthur Andersen's independence with respect to their audit of the Company's financial statements, and the Audit Committee believes that such services do not affect, and are compatible with, Arthur Andersen's independence.

         This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  Steven Blasnik
                  Lloyd M. Bentsen, III
                  Timothy McInerney, Chairman

                               PROPOSAL NUMBER 2:
           RATIFICATION AND APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants to make an examination of the accounts of the Company for the fiscal year ending December 31, 2001, subject to ratification by the Company's stockholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

    REPORT OF THE COMPENSATION AND OPTION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation and Option Committee (the "Committee") of the Board of Directors of the Company currently consists of Steven Blasnik and Timothy McInerney, neither of whom is an officer or employee of the Company. The Committee is responsible for evaluating the performance of management and determining the compensation for executive officers of the Company and for administering the Company's Incentive Plans under which grants may be made to employees of the Company. The Committee has furnished the following report on executive compensation for 2000:

         Under the supervision of the Committee, the Company has developed a compensation policy which is designated to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash or stock and tied to the achievement of certain personal and corporate goals or milestones and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

         In determining the level and composition of compensation of each of the Company's executive officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Committee generally seeks to set salaries comparable to those of peer group companies. In setting such salaries, the Committee considers its peer group to be certain companies in the biotechnology industries with market capitalizations similar to that of the Company. Such competitive group does not necessarily include the companies comprising the indexes reflected in the performance graph in this Proxy Statement. Because the Company is still in the development stage, the use of certain traditional performance standards (e.g., profitability and return on equity) is not currently appropriate in evaluating the performance of the Company's executive officers. Consequently, in evaluating the performance of management, the Committee takes into consideration such factors as the Company's achieving specified milestones or goals in its clinical development programs. In addition, the Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects and demonstrated leadership ability.

         Base compensation is established through negotiation between the Company and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. While the Company has entered into employment agreements with certain of its executive officers, such agreements provide that base salaries after the initial year will be determined by the Committee after review. When establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of companies at a comparable stage of development who compete with the Company for business, scientific and executive talents. As stated above, such comparable companies are generally those with similar market capitalizations and are not necessarily among the companies comprising the industry or broad market indexes reflected in the performance graph in this Proxy Statement. No pre-determined weights are given to any one of such factors. The base salaries for the executive officers generally, and the Chief Executive Officer specifically, for fiscal 2000 were comparable to the Company's peer group companies.

         In addition to each executive officer's base compensation, the Committee may award cash bonuses and the Committee may grant awards under the Company's Incentive Plans to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals are the same as discussed above.

         All employees of the Company, including its executive officers, are eligible to receive long-term stock-based incentive awards under the Company's Incentive Plans as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutuality of interest between the Company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company's Incentive Plans enhance the Company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of the Company include the executive's position in the Company, his or her performance and responsibilities, the amount of stock options, if any, currently held by the officer, the vesting schedules of any such options and the executive officer's other compensation. While the Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), added by the Revenue Reconciliation Act of 1993, places a $1.0 million cap on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1.0 million limit. Generally, stock options will qualify as performance based compensation. The Committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on the Company in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The annual base salary of Joseph S. Podolski, the Company's President and Chief Executive Officer, was increased to $235,000 for 2000. In increasing Mr. Podolski's annual base salary for 2000, the Committee evaluated a number of factors, including Mr. Podolski's responsibilities, his general background and qualifications, his achievement of various corporate and personal milestones set by the Committee from time to time, and compensation levels for executives in Mr. Podolski's position and with his background at peer group companies. The Committee has not attached any particular relative weighting to the foregoing factors (or any other factors which the Committee may also consider in reaching compensation decisions for the Company's executive officers).

         On October 18, 1999, the Company's Compensation Committee of the Board of Directors approved and granted stay bonuses aggregating $480,000 for all existing employees, of which Mr. Podolski's bonus was $75,000. These bonuses were to be payable on the first working day of January 2001, for employees who received the grants and who are still employed by the Company on December 31, 2000, subject to acceleration upon the occurrence of certain defined circumstances. On the last working day of December 2000, the Company paid the remaining employees their respective bonuses and related expenses which totaled $270,000. The Committee will retain discretion to determine the amount of any future incentive bonus awards to be paid to Mr. Podolski under its general plan of incentive bonus awards for the Company's executive officers. The Committee expects that it will evaluate a number of factors in reaching this decision, including the Company's strategic goals for which Mr. Podolski has responsibility, his other responsibilities, his initiatives and contributions to the Company's achievement of various corporate and strategic goals and his own achievement of certain personal milestones as determined by the Committee from time to time.

         Mr. Podolski was not granted any options to purchase shares under the Company's Incentive Plans during 2000. Mr. Podolski participates in the Company's Incentive Plans on the same general terms as other participants in the Plan, although the amount of shares underlying option grants to Mr. Podolski has historically been larger than for other employees as a result of his position.

         In first quarter 2001, the Committee amended Mr. Podolski's employment agreement to provide that, in the event that he terminates his employment for Good Reason (defined as a change in duties or pay or the like) or is terminated by the Company without Cause, within 12 months of a Change of Control, that he will receive, in lieu of any other severance payments payable to him under such agreement, a lump sum bonus payment of $666,045, as consideration for past services and services rendered in connection with the change of control. Such payment will be deposited in the Joe Podolski Rabbi Trust, and paid to him in installments over the six years following the event.

         The foregoing report is given by the following members of the
Committee:

                           Timothy McInerney, Chairman
                                 Steven Blasnik

         The report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

         Set forth below is certain information concerning the executive officers of the Company, including the business experience of each during the past five years.

               NAME                   AGE                           POSITION
               ----                   ---                           --------
  Joseph S. Podolski.............     53     President, Chief Executive Officer, and Director
  Paul Lammers M.D., M.Sc........     43     Senior Vice President, Clinical and Regulatory
                                             Affairs
  Louis Ploth, Jr................     46     Chief Financial Officer, Vice President, Business
                                             Development and Secretary

         Information pertaining to Mr. Podolski, who is both a director and an executive officer of the Company, may be found in the section entitled "Directors".

         Paul Lammers, M.D., M.Sc. Dr. Lammers joined the Company as Senior Vice President, Clinical and Regulatory Affairs in 1998. Previously Dr. Lammers was with Hoechst Marion Roussel where he managed the Medical Services Group as Head of Medical Services in International Marketing. Prior to joining Hoechst, Dr. Lammers was employed for eight years at Organon, Inc., serving most recently as Medical Director and Director of Medical Services. Dr. Lammers holds M.Sc. and M.D. degrees from Catholic University, Nijmegen, The Netherlands.

         Louis Ploth, Jr. Mr. Ploth has fifteen years experience in the biotechnology industry. Since January 2001, Mr. Ploth has served as Chief Financial Officer, Vice President, Business Development and Secretary. He served as Vice President, Finance from March 1999 to January 2001. He had previously served as Chief Financial Officer and Vice President, Business Development from 1993 to 1998 and as Chief Financial Officer from 1998 to March 1999. Previously Mr. Ploth was employed by Unisyn Technologies where he served concurrently as Chief Financial Officer and as Vice President of Finance and Administration. Mr. Ploth was also Corporate Controller of Synbiotics Corporation. Mr. Ploth has a B.S. degree from Montclair State College.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

         The following table provides certain summary information concerning compensation paid or accrued during the last three years to the Company's President and Chief Executive Officer and to each of the four highest paid executive officers of the Company, determined as of the end of the last fiscal year, whose annual compensation exceeded $100,000 (the "Named Executive Officers"):

                                                   ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                                                                       RESTRICTED     SECURITIES
                                                                                         STOCK        UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR       SALARY         BONUS            AWARDS($)     OPTIONS(#)   COMPENSATION(1)
---------------------------                  ----     ----------     ----------        ----------     ----------   ---------------

Joseph S. Podolski .......................   2000     $  232,500     $   75,000(3)             --             --     $    6,000(4)
     President and Chief Executive           1999     $  225,000     $   13,680(2)             --         35,000     $    6,000(4)
       Officer                               1998     $  200,000     $  136,630                --             --     $    6,000(4)

Paul Lammers .............................   2000     $  190,258     $   57,500(3)             --         20,000             --
     Senior Vice President, Clinical         1999     $  181,248             --                --         35,000             --
     and Regulatory Affairs                  1998     $  122,724             --                --         40,000     $   42,029(5)

Louis Ploth, Jr ..........................   2000     $  129,600     $   57,500(3)             --         20,000             --
     Chief Financial Officer, Vice           1999     $  121,500     $   28,500                --         30,000             --
     President, Business Development         1998     $  112,250             --                --          5,000             --
     and Secretary

F. Scott Reding ..........................   2000     $  196,875     $   57,500(3)             --          5,000             --
     Former Senior Vice President,           1999     $  145,833             --                --         75,000     $    2,906(5)
     Chief Financial Officer and             1998             --             --                --             --             --
     Secretary(6)

Michael T. Redman ........................   2000     $  151,667     $   35,000(3)             --          5,000             --
     Former Vice President, Business         1999     $  131,250             --                --         25,000     $   19,470(5)
     Development (6)                         1998     $   18,750             --                --         25,000             --

----------

(1) During the periods indicated, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table. Accordingly, no such amounts are included in the Summary Compensation Table.

(2)  Performance bonus paid in 2000 but earned in 1999.

(3)  Stay bonus granted on October 18, 1999 and paid during 2000.

(4)  Represents car allowance.

(5)  Represents relocation allowance.

(6) Resigned on July 27, 2000 with an effective date of January 31, 2001. In connection with Messrs. Reding's and Redman's resignations, the Company has entered into a Full and Complete Settlement Agreement and Release of all Claims, with each, dated July 27, 2000 pursuant to which each of Messrs. Reding and Redman received his full salary at the time of his termination for the period through January 31, 2001.

     Option Grants in 2000

         The following table provides certain information with respect to options granted to the President and Chief Executive Officer and to each of the Named Executive Officers during the fiscal year ended December 31, 2000 under the Company's Incentive Plans:

                                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                                   ASSUMED ANNUAL RATES OF STOCK
                                                 INDIVIDUAL GRANTS                             PRICE APPRECIATION FOR OPTION TERM(1)
                          -------------------------------------------------------------------  -------------------------------------
                                       PERCENT OF
                           NUMBER OF     TOTAL
                          SECURITIES    OPTIONS                      MARKET
                          UNDERLYING   GRANTED TO                   PRICE ON
                           OPTIONS    EMPLOYEES IN    EXERCISE       DATE OF       EXPIRATION
        NAME              GRANTED(#)  FISCAL YEAR      PRICE          GRANT           DATE         0%          5%            10%
        ----              ----------  ------------   ----------     ----------     ----------   --------   ----------     ----------

Joseph S. Podolski .....          --         --              --             --             --         --           --             --
Paul Lammers ...........       5,000        3.7%     $     4.31     $     4.31     04/17/2010         --   $   13,562     $   34,369
Paul Lammers ...........      15,000       11.0%     $     3.47     $     3.47     09/29/2010         --   $   32,725     $   82,930
Louis Ploth, Jr ........      20,000       14.7%     $     3.47     $     3.47     09/29/2010         --   $   43,633     $  110,574
F. Scott Reding ........       5,000        3.7%     $     4.31     $     4.31     04/17/2010         --   $   13,562     $   34,369
Michael T. Redman ......       5,000        3.7%     $     4.31     $     4.31     04/17/2010         --   $   13,562     $   34,369

----------

(1) The Securities and Exchange Commission (the "SEC") requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

     Option Exercises and Holdings

         The following table sets forth information concerning option exercises and the value of unexercised options held by the President and Chief Executive Officer and each of the Named Executive Officers of the Company named in the Summary Compensation Table as of the end of the last fiscal year:

                       AGGREGATED OPTION EXERCISES IN 2000
                     AND OPTION VALUES AT DECEMBER 31, 2000

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS HELD AT               OPTIONS HELD AT
                             SHARES                         DECEMBER 31, 2000            DECEMBER 31, 2000(1)
                          ACQUIRED ON       VALUE       ---------------------------   ---------------------------
        NAME              EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----              ------------   ------------   -----------   -------------   -----------   -------------

Joseph S. Podolski ...         15,189     $   58,979        184,360         88,000     $   54,310     $       --
Paul Lammers .........             --             --         28,000         67,000     $       --     $       --
Louis Ploth, Jr ......             --             --         64,100         57,600     $       --     $       --
F. Scott Reding ......             --             --         20,000         60,000     $       --     $       --
Michael T. Redman ....             --             --         24,000         41,000     $       --     $       --

----------

(1) Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company's Common Stock on December 31, 2000 was $2.625, based on the closing sales price on the Nasdaq Stock Market on December 31, 2000.

EMPLOYMENT AGREEMENTS

         The Company has employment agreements with Messrs. Podolski, Lammers, and Ploth which provide for current annual salaries of $235,000, $192,938, and $140,000, respectively. The agreements provide that the Company will pay Messrs. Podolski, Lammers, and Ploth an annual incentive bonus as may be approved by the Board of Directors and that they are entitled to participate in all employee benefit plans sponsored by the Company. Mr. Podolski's employment agreement provides for a primary term expiring in January 2002, with automatic annual renewals unless terminated by either party. If terminated for reasons other than cause, Mr. Podolski is entitled to receive his annual base salary and certain employment benefits for one year following termination. In the first quarter of 2001, the Board amended Mr. Podolski's employment agreement to provide that in the event that he terminates his employment for Good Reason (defined as a change in duties or pay or the like) or is terminated by the Company without Cause, within 12 months of a Change of Control, that he will receive, in lieu of any other severance payments payable to him under such agreement, a lump sum bonus payment of $666,045, as consideration for past services and services rendered in connection with the change of control. Such payment will be deposited in the Joe Podolski Rabbi Trust, and paid to him in installments over the six years following the event. The employment agreements for Messrs. Lammers, and Ploth expire in April 2001 and October 2001, respectively, with automatic annual renewals unless otherwise terminated by either party. If terminated for reasons other than cause, Messrs. Lammers, and Ploth are entitled to salary and certain employment benefits for six months following termination.

         In addition, the Company amended the employment agreements with Messrs. Lammers and Ploth in 2001. The amendments provide the following additional benefits for Messrs. Lammers and Ploth provided they remain employed by the Company at the date of a change of control:

o a lump sum cash bonus payable upon the earlier of (i) a change in control (as defined therein) or (ii) the Board's termination of further action to facilitate a change in control;

o upon a change in control, all outstanding options they hold shall accelerate in full and shall remain exercisable for two years following the change in control;

o upon a change in control, the Company shall pay each of them a lump sum cash payment equal to one-half of their then current annual salary and

o for a period of six months following a change in control, the Company shall continue to provide their fringe benefits, such as health and dental insurance.

         During 2000, the Company entered into a Full and Complete Settlement Agreement and Release of all Claims (the "Settlement Agreement") with each of Messrs. Reding and Redman. The agreements provide:

o a lump sum cash payment equal to one-half of each of their annual salaries at termination;

o all of their outstanding options remain exercisable for two years from the date of termination and

o for six months following their respective terminations, the Company provided them with their fringe benefits, such as health and dental insurance.

         Except for the remaining period of exercisability for the options mentioned above, the Company has satisfied all of its obligations under the Settlement Agreements with Messrs. Reding and Redman.

PERFORMANCE GRAPH

         The following performance graph compares the performance of the Company's Common Stock to the Nasdaq Combined Composite Index and to the Nasdaq Index of Pharmaceutical Companies. The graph covers the fiscal years ending December 31, 1995 to December 31, 2000. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1995 and that all dividends were reinvested.

                         COMPARISON OF CUMULATIVE RETURN
                              AMONG ZONAGEN, INC.,
                        NASDAQ COMBINED MARKET INDEX AND
                      NASDAQ PHARMACEUTICAL COMPANIES INDEX


                                    [GRAPH]


                                             12/31/95      12/31/96    12/31/97    12/31/98     12/31/99    12/31/00
                                             --------      --------    --------    --------     --------    --------

Zonagen, Inc.                                     100         86.21      167.24      175.86        40.23       24.14
Nasdaq Combined Market Index                      100        122.43      149.45      206.99       385.90      233.03
Nasdaq Pharmaceutical Companies Index             100        100.13      103.19      130.23       246.87      307.90

         The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION AND OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation and Option Committee currently consists of Messrs. Blasnik and McInerney. During fiscal 2000, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors of the Company or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2001 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Company's chief executive officer and each of the other Named Executive Officers and (iv) all directors and executive officers as a group. Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.

                                                                       AMOUNT AND
                                                                        NATURE OF
                                                                       BENEFICIAL
                                                                      OWNERSHIP OF            PERCENTAGE
                  NAME OF BENEFICIAL OWNER                           COMMON STOCK(1)          OF CLASS(2)
                  ------------------------                           ---------------          -----------
Petrus Fund, L.P.
     12377 Merit Dr., Suite 1700
     Dallas, TX  75251......................................              755,793                6.7%
Steven Blasnik..............................................              797,974(3)             7.0%
Joseph S. Podolski..........................................              222,170(4)             1.9%
Martin P. Sutter ...........................................              206,570(5)             1.8%
Timothy McInerney...........................................              107,843(6)               *
Louis Ploth.................................................               68,500(7)               *
Paul Lammers, MD............................................               36,000(8)               *
F. Scott Reding.............................................               27,132(9)               *
Michael T. Redman...........................................               24,000(10)              *
All directors and executive officers
     As a group (8 persons).................................            1,490,189(3)-(10)       12.6%


*    Does not exceed one percent.

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by such persons.

(2) In accordance with the rules of the Securities and Exchange Commission, each beneficial owner's percentage ownership assumes the exercise or conversion of all options, warrants and other convertible securities held by such person and that are exercisable or convertible within 60 days after March 1, 2001.

(3) Includes (i) 755,793 shares of Common Stock which may be deemed to be beneficially owned by Mr. Blasnik by virtue of his affiliation with Petrus Fund, L.P. and (ii) 42,181 shares of Common Stock issuable upon the exercise of options. Mr. Blasnik disclaims beneficial ownership of the shares owned by Petrus Fund, L.P.

(4) Includes (i) 300 shares of Common Stock which are held by certain of Mr. Podolski's family members and (ii) 184,360 shares of Common Stock issuable upon the exercise of options. Mr. Podolski disclaims beneficial ownership of the shares owned by his family members.

(5) Includes (i) 115,029 shares of Common Stock which may be deemed to be beneficially owned by Mr. Sutter by virtue of his affiliation with Essex/Woodlands Health Ventures, L.P., (ii) 40,000 shares of Common Stock issuable upon the exercise of options and (iii) 524 shares of Common Stock which are held by certain of Mr. Sutter's family members. Mr. Sutter disclaims beneficial ownership of the shares owned by Essex/Woodlands Health Ventures, L.P. and by his family members.

(6) Includes (i) 51,194 shares of Common Stock issuable upon the exercise of warrants, (ii) 27,500 shares of Common Stock issuable upon the exercise of options, and (iii) 3,131 shares of Common Stock which are held by certain of Mr. McInerney's family members. Mr. McInerney disclaims beneficial ownership of the shares owned by his family members.

(7) Includes 66,100 shares of Common Stock issuable upon the exercise of options.

(8) Represents 36,000 shares of Common Stock issuable upon the exercise of options.

(9) Includes (i) 100 shares of Common Stock which are held by a certain of Mr. Reding's family members and (ii) 20,000 shares of Common Stock issuable upon the exercise of options. Mr. Reding disclaims beneficial ownership of the shares owned by his family member.

(10) Represents 24,000 shares of Common Stock issuable upon the exercise of options.

                          COMPLIANCE WITH SECTION 16(a)

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

         To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with in a timely manner, except for one filing on Form 3 for Lloyd
M. Bentsen, III and one filing on Form 4 for each of Martin P. Sutter and Timothy McInerney, all of which were filed late.

                            PROPOSALS OF STOCKHOLDERS

         Any proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than January 31, 2002 if the proposal is to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

                              FINANCIAL INFORMATION

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO SECRETARY, ZONAGEN, INC., 2408 TIMBERLOCH PLACE, SUITE B-4, THE WOODLANDS, TEXAS 77380.

                                        By Order of the Board of Directors

                                        /s/ Louis Ploth

                                        Louis Ploth
                                        Secretary

May 31, 2001
The Woodlands, Texas

                                                                      APPENDIX A

                                  ZONAGEN, INC.
                             AUDIT COMMITTEE CHARTER


THE AUDIT COMMITTEE IS APPOINTED BY THE BOARD TO ASSIST THE BOARD IN MONITORING
(1) THE INTEGRITY OF THE FINANCIAL STATEMENTS OF THE COMPANY, (2) THE COMPLIANCE BY THE COMPANY WITH LEGAL AND REGULATORY REQUIREMENTS AND (3) THE INDEPENDENCE AND PERFORMANCE OF THE COMPANY'S INTERNAL AND EXTERNAL AUDITORS.

The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Executive Committee.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

         1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

         4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

         5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

         7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

         8.       Approve the fees to be paid to the independent auditor.

         9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

         10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

         11. Review the appointment and replacement of the senior internal auditing executive.

         12. Review the significant reports to management prepared by the internal auditing department and management's responses.

         13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

         14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

         15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

         16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

         17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

                  a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

                  b. Any changes required in the planned scope of the internal audit.

                  c. The internal audit department responsibilities, budget and staffing.

         18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

         20. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                  ZONAGEN, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                              ]

1. Election of Directors -                                    For   Withhold    For All
   Nominee(s):                                                All      All     Except(*)
   01 Martin P. Sutter        02 Joseph S. Podolski
   03 Lloyd M. Bentsen III    04 Steven Blasnik               [ ]      [ ]        [ ]
   05 Timothy McInerney

--------------------------------------------------------------------------
(*) INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided:

2. To ratify the election of Arthur Andersen LLP as           For    Against    Abstain
   independent accountants of the Company for
   the fiscal year ended December 31, 2001.                   [ ]      [ ]        [ ]

At their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.




                       THIS SPACE RESERVED FOR ADDRESSING
                            (key lines do not print)



                                Date:                                     , 2001
                                     -------------------------------------

Signature(s)
            --------------------------------------------------------------------

--------------------------------------------------------------------------------

Please date, sign as name appears at the left, and return promptly. If the Shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, President, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.

--------------------------------------------------------------------------------
                   o       FOLD AND DETACH HERE      o

                             YOUR VOTE IS IMPORTANT!

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

          ----------------------------------------------------------------------
          PROOF          NO. 3                           CONTACT
                                                      SCOTT SWANEY
          ----------------------------------------------------------------------
          DATE 5-25-01        ORDER #   4687            REQUISITION #   5296
          ----------------------------------------------------------------------
          REMARKS:                      2 of 2
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------
                              (PLEASE CHECK CAREFULLY!)

          It is most important to you that every section of this proof be checked for copy, spelling, position on the form, additions and/or deletions. Please make your corrections anywhere necessary on this proof, then sign as responsible party at the bottom. Return by mail, messenger or fax.

                                   CHANGES IN COPY
                                   ---------------

          If alterations or changes to original copy (or repeat orders) are made, you will be charged at a per hour rate.

            Approved AS IS  [ ]        WITH CORRECTIONS AS SHOWN  [ ]


            ------------------------------------------------------------------
                             (ALL PROOFS MUST BE SIGNED)
          ----------------------------------------------------------------------